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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Joint Registration Statements on Form S-3 and Form S-8 of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated January 23, 1998, on our audit of the financial statements of Royal Palace Hotel Associates, included in this Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc.


                                       /s/ PricewaterhouseCoopers LLP


Tampa, Florida
July 31, 1998